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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS







To the Board of Directors of
  U.S. Technologies Inc.
Marietta, Georgia

       We hereby consent to the use in this Annual Report on Form 10-K of our reports dated February 13, 1998, except for Note 15 which is dated as of March 5, 1998, relating to the consolidated financial statements and schedule of U.S. Technologies Inc. and subsidiaries for the year ended December 31, 1997.



                                        /s/ BDO Seidman, LLP
                                        ----------------------------------------
                                        BDO Seidman, LLP

Atlanta, Georgia
May 12, 1998